UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On March 26, 2012, MusclePharm Corporation (the “Company”) filed an amendment to the Company’s articles of incorporation with the Secretary of State of the State of Nevada, to increase the Company’s authorized common stock from one billion (1,000,000,000) shares of common stock, par value $0.001 per share, to two billion five hundred million (2,500,000,000) shares of common stock, par value $0.001 per share.

Item 8.01. Other Events.

In January 2012, the Company instituted a convertible debt retirement program (the “Program), pursuant to which the Company initiated a buy-back all of its outstanding convertible promissory notes (the “Notes”). Under the Program, the Company has used cash flow from operations and mezzanine financing to retire the Notes. As of the date hereof, the Company has retired an aggregate of $5,523,327 of derivative debt, with (i) $3,045,577 in cash and (ii) 55,000,000 shares of the Company’s common stock. Over the past ninety days the Company has reduced its derivative debt and related derivative liability exposure on the balance sheet by $5,523,327.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Amendment to the Articles of Incorporation, dated March 26, 2012

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: March 29, 2012	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer